EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to Sunlite Casual Furniture, Inc. Retirement Savings & Investment Plan, of our report dated November 11, 1996 with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP




New York, New York
March 3, 1997